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                     SECURITIES  AND  EXCHANGE  COMMISSION

                            Washington, D.C. 20549

                                 ____________




                                   FORM 8-K

                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                      Date of Report:  December 19, 2000
                       (Date of earliest event reported)

                                 CARDIMA, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                    0-22419                     94-3177883
(State or other jurisdiction      (Commission               (IRS Employer
       of incorporation)           File Number)              Identification No.)

                47266 Benicia Street, Fremont, California 94538
           (Address of principal executive offices)       (Zip Code)

      Registrant's telephone number, including area code:  (510) 354-0300
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     Cardima, Inc. sold a portion of its patent portfolio and related intellectual property pertaining to intravascular sensing and signal detection and certain guiding catheters to Medtronic, Inc. for $8,000,000 in cash, $4,000,000 of which was paid on execution of the agreement on December 19, 2000. The balance will be paid on completion of the transfer of the property, which is expected to take less than 45 days. Cardima received back a co-exclusive, perpetual, fully paid license for the right to use these patents for its core business interest, mapping and ablation. The terms of the transaction were based on arms-length negotiations between the parties and were not based on an appraisal or any other formal method of valuation of the property.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     Cardima, Inc. is not filing the required financial statements and pro forma information at this time. Cardima, Inc. will file such financial statements as an amendment to this Form 8-K no later than sixty (60) days after the date of filing of this initial Form 8-K pursuant to Item 7 of Form 8-K.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  December 22, 2000

                             CARDIMA, INC.

                              By  /s/  Ronald E. Bourquin
                                  -----------------------
                                  Ronald E. Bourquin
                                  Vice President and
                                  Chief Financial Officer






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